CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement No. 333-249630 on Form S-6 of our report dated December 2, 2020, relating to the financial statement of FT 9045, comprising Richard Bernstein Advisors Global Dividend Kings(R), Series 36, appearing in the Prospectus, which is a part of such Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.

/s/ DELOITTE & TOUCHE LLP

Chicago, Illinois

December 2, 2020